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                       CONSENT OF SPROULE ASSOCIATES, INC.

                                  EXHIBIT 23.3


                      [SPROULE ASSOCIATES INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the incorporation in this Registration Statement on Form S-3 of our reserve report regarding the interests of Coho Energy, Inc. (the Company) dated March 6, 2001, relating to estimated quantities of certain of the Company's proved reserves of oil and gas included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Reserves" and "Engineers" in such Annual Report and to the reference to our firm under the heading "Experts" contained herein.



/s/ SPROULE ASSOCIATES INC.

SPROULE ASSOCIATES INC.

Geological and Petroleum Engineering Consultants


Denver, Colorado

November 27, 2001




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